Exhibit 99.1


GENEVA FINANCIAL CORP. ANNOUNCES FILING OF FORM 15 TO TERMINATE THE REGISTRATION OF ITS COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION

ROCKVILLE CENTRE, NY, August 4, 2004 - Geneva Financial Corp. (OTC: GNVN), today announced that it is filing a Form 15 with the Securities and Exchange Commission. The effect of this filing is to suspend Geneva's reporting obligations under the Securities Exchange Act of 1934 and to terminate the registration of its common stock. The Company expects the deregistration to become effective within 90 days of the filing with the SEC.

Under the SEC's rules, a company with fewer than 300 record holders may voluntarily terminate the registration of its securities by filing a Form 15 with the SEC. Geneva currently has fewer than 300 record holders. Registration of the securities may not terminate until 90 days after the filing of the Form 15; however, the Company's duty to file reports, such as the Form 10-QSB, 10-KSB and 8-K, will be suspended immediately upon the filing of the Form 15. The Company also anticipates, but cannot guarantee, that its shares will continue to trade on the over-the-counter market and be quoted in the Pink Sheets' quotation system.

It is the Company's present intention to make available to its stockholders audited annual financial statements. The Company has not yet determined whether and to what extent it will make available other financial information.

The Board of Directors of Geneva decided to take this action after due consideration and careful analysis. It compared the advantages and disadvantages of deregistering and continuing to operate as a public reporting company. The Board of Directors concluded that the net benefits of deregistering outweighed those of continuing as a public reporting company.

In reaching this decision, the Board of Directors focused on shareholder value. As such, it considered a number of factors during its analysis. These included the elimination of the disproportionately large costs, both direct and indirect, associated with the preparation and filing of the Company's periodic reports with the SEC as well as avoidance of the increases in costs associated with being a public company in light of the Sarbanes-Oxley Act of 2002 and related SEC rules. The Board also considered the market value that the public markets have historically applied to the Company's shares and took note of the fact that the trading of the Company's stock has historically been limited. Other factors considered included the current lack of coverage by financial analysts, and the Company's ability, as a non-reporting company, to better preserve confidentiality of product and other plans.

Geneva Financial Corp. is a specialty consumer mortgage banking company providing an array of residential mortgage products, primarily to prime credit borrowers seeking conventional loans. The Company operates its mortgage banking activities through a wholesale loan operation that originates loans through independent mortgage brokers, and a retail loan operation that originates loans principally through the use of the Internet. Geneva Financial conducts all of its business through its wholly owned subsidiary, Geneva Mortgage Corp.

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This release may include forward-looking  statements concerning Geneva's intent, belief or current expectations with respect to, among other things, trends affecting its financial condition or results of operations and its business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Geneva does not undertake any obligation to update or revise any forward-looking statements, except as required by law. All forward-looking statements are subject to the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.


Direct inquiries to:
-------------------
Noel Ratner
Geneva Financial Corp.
(516) 255-1700
nratner@genevamtg.com
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